Exhibit 16.1

Baker Tilly Virchow Krause, LLP 777 E Wisconsin Ave, 32nd Floor Milwaukee, WI 53202-5313 United States of America T: +1 414 777 5500 F: +1 414 777 5555 bakertilly.com

March 20, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by BCB Bancorp, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K,  as part of the Form 8-K of BCB Bancorp, Inc. dated March 15, 2018. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Baker Tilly Virchow Krause, LLP